UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

L Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location relates to the proxy statement of L Brands, Inc. (“L Brands”), dated April 2, 2020, furnished to stockholders of L Brands in connection with the solicitation of proxies by the Board of Directors of L Brands for use at the Annual Meeting of Stockholders to be held on Thursday, May 14, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020 AT 8:30 A.M., EASTERN TIME.

L Brands, Inc.
Three Limited Parkway
Columbus, Ohio 43230

Dear Stockholder:

Due to public health concerns related to the coronavirus (COVID-19) pandemic, in support of the health and well-being of our stockholders, associates and community and in light of the guidance from local, state and federal governments, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of L Brands (the “Annual Meeting”), to be held on May 14, 2020, at 8:30 a.m. Eastern Time, has been changed to a virtual meeting format only, via audio webcast, and will not be held at a physical location.

As described in the proxy materials for the Annual Meeting previously distributed to you, stockholders of record as of the close of business on March 20, 2020, the record date, are entitled to participate in the virtual Annual Meeting. To attend and participate in the virtual Annual Meeting, stockholders will need to visit www.virtualshareholdermeeting.com/LB2020 and use their 16-digit control number provided in the proxy card, notice or voting instruction form to log in to this website.  Stockholders may vote and submit questions during the meeting.

Only one stockholder per 16-digit control number can access the virtual Annual Meeting. We recommend that stockholders log in to this website and access the webcast 15 minutes in advance of the virtual Annual Meeting’s start time.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials for the Annual Meeting.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote your shares in connection with the virtual Annual Meeting.

By Order of the Board of Directors,
Leslie H. Wexner
Chairman of the Board

Access to the Annual Meeting on May 14, 2020 at 8:30 a.m. Eastern Time is available remotely at

www.virtualshareholdermeeting.com/LB2020

Our proxy statement and annual report are available at
http://investors.lb.com/governance/sec-filings and www.proxyvote.com.